UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2020

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-38828	04-3197974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Totten Pond Road, Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 897-0100

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 Par Value	SEAC	The Nasdaq Global Select Market
Series A Participating Preferred Stock Purchase Rights	SEAC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 2, 2020, SeaChange International, Inc., a Delaware corporation (the “Company”) entered into a letter of intent (the “LOI”) with CCUR Holdings, Inc., a Delaware corporation (“CCUR”). Pursuant to the terms of the LOI, the parties agreed to negotiate and enter into definitive loan documentation for a First Lien Senior Secured Term Loan in an amount of up to $10 million (the “Loan”). The LOI provides that the Loan will accrue interest at a rate of 10% per annum on the outstanding principal amount of the Loan, which interest shall be payable quarterly in arrears. The Loan is also subject to a one-time commitment fee equal to 3% of the Loan amount, payable in cash or up to 50% in the Company’s common stock, at the Company’s discretion. The initial term of the Loan is contemplated to be one year, subject to up to two six-month extensions upon the Company’s request and payment of an extension fee. Pursuant to the definitive loan documentation, the Company will provide customary representations, warranties and covenants, and the Loan will be subject customary conditions to closing and events of default. A member of the Company’s board of directors (the “Board”), Robert Pons, also sits on the board of directors of CCUR. Mr. Pons recused himself from the deliberations of the Board regarding its approval of the LOI.

The Loan is subject to, and contingent upon, the completion of definitive loan documentation and final approval by the board of directors of CCUR and SEAC. The LOI expires sixty days from July 2, 2020, but may be extended for additional periods, upon mutual agreement of the parties. The Company does not currently anticipate the need to draw down on the Loan contemplated by the LOI.

The foregoing summary of the LOI does not purport to be complete and is qualified in its entirety by reference to the full text of the LOI, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements of the Company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates,” or “plans” to be uncertain and forward-looking. Among the factors that could cause actual results to differ materially from those described or projected herein are the following: financial market conditions; the spread and effects of the novel coronavirus pandemic; actions by the Company or CCUR; the ability of the Company and CCUR to successfully negotiate and execute definitive loan documentation and the approval of definitive loan documentation by the CCUR board of directors. Additional factors include those listed under Part I, Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020 and the Company’s other filings with the SEC. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following Exhibit is attached to this report:

Exhibit No.	Description

10.1	Letter of Intent between SeaChange International, Inc. and CCUR Holdings, Inc., dated July 2, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

Dated: July 8, 2020	by:
Michael D. Prinn
Chief Financial Officer, Senior Vice President and Treasurer